POWER OF ATTORNEY
 Know all by these presents, that the undersigned hereby constitutes and appoints Caroline
Beasley signing singly, the undersigned's true and lawful attorney-in-fact for and on behalf of the undersigned, in the undersigned's individual capacity and in his capacity as the trustee of the
REB Family Limited Partnership Florida Intangible Tax Trust (the "Trust") to:
(1)  execute Schedules 13D and 13G and Forms 3, 4, and 5 and in accordance with
Sections 13 and 16 of the Securities Exchange Act of 1934 and the rules thereunder;
(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G or Forms 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such
Schedules or Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacities at the request of the undersigned is not, and nor is the Trust, assuming any of the undersigned's responsibilities to comply with Sections
13 and 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to the securities of Beasley Broadcasting Group, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of September, 2004.
 /s/ George G. Beasley
George G. Beasley, as Trustee of the REB
Family Limited Partnership Florida Intangible
Tax Trust

 DC\704162.1

 DC\704162.1